UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2007

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

7 Caring Way, Jasper, GA		30143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (678) 454-2266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2007, Crescent Banking Company (“the Company”) completed an offering and sale of $10.0 million of trust preferred securities, pursuant to which:

•

the Company organized a Delaware statutory trust named “Crescent Capital Trust IV” (the “Trust”), which is governed by an Amended and Restated Declaration of Trust, dated as of August 27, 2007 (the “Amended and Restated Declaration of Trust”), by and among the Company, as Sponsor, the Trustees (as defined therein), the Administrators named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust;

•

the Company issued and sold to the Trust approximately $10.3 million in aggregate principal amount of unsecured junior subordinated debentures, which were issued pursuant to an Indenture, dated as of August 27, 2007 (the “Indenture”), by and between the Company and LaSalle Bank National Association, as Trustee, and which represent the sole assets of the Trust;

•	the Trust issued and sold:

o	$10.0 million of trust preferred securities, representing undivided beneficial interests in the assets of the Trust, to a third party special purpose company, which in turn pooled the trust preferred securities together with similar securities of other issuers and sold certificates representing interests in that closed-end, unmanaged pool to investors; and the Trust used the proceeds from that private placement of the trust preferred securities to purchase the junior subordinated debentures from the Company; and

o	$0.3 million of its common securities to the Company, which represent all of the Trust’s outstanding common securities; and

•

pursuant to a Guarantee Agreement, dated as of August 27, 2007 (the “Guarantee Agreement”), by and between the Company, as Guarantor, and LaSalle Bank National Association, as Guarantee Trustee, the Company fully and unconditionally guaranteed the payments of all amounts due on the preferred securities, which guarantee is limited to the extent the Trust has funds available for payment of distributions.

Both the junior subordinated debentures and the trust preferred securities accrue interest at a floating rate equal to the London Interbank Offered Rate (LIBOR), plus 2.60%, and interest payments are due on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2007. When the Company makes payments to the Trust, as the holder of the junior subordinated debentures, the Trust, in turn, makes payments to the holders of the trust preferred securities. Under the terms of the junior subordinated debentures, the Company may elect to defer payments of interest due on the junior subordinated debentures for up to twenty consecutive quarterly periods.

The junior subordinated debentures and the trust preferred securities mature on September 15, 2037, at which time the principal amount of the junior subordinated debentures becomes due, and the trust preferred securities become mandatorily redeemable by the Company. In addition, the Company has the right to redeem the junior subordinated debentures without penalty:

•

in whole or (provided that all accrued and unpaid interest has been paid on all junior subordinated debentures prior to such date) from time to time in part, on any March 15, June 15, September 15 or December 15 on or after September 15, 2012; and

•

in whole or in part, and at any time, within 90 days following the occurrence and during the continuation of a “tax event,” “capital treatment event” or “investment company event,” as those terms are defined in the Indenture.

As specified in the Indenture, if the junior subordinated debentures are redeemed prior to maturity, then the redemption price will be equal to a percentage of the principal amount, ranging from 103.525% prior to September 15 2008 to 100.00% during and after 2012, plus any accrued but unpaid interest due on the junior subordinated debentures at the time of redemption. If the junior subordinated debentures are redeemed prior to September 15, 2008 following a “tax event,” “capital treatment event” or “investment company event,” then the redemption price will be 103.525% of the junior subordinated debentures redeemed. If the junior subordinated debentures are redeemed at any time after September 15, 2008, then the redemption price will be a percentage of the principal amount, ranging from 103.140% in 2008 to 100.00% during and after 2012, plus, in either case, any accrued but unpaid interest due on the debentures at the time of redemption.

The Company presently is entitled to treat a portion of the aggregate liquidation amount of the trust preferred securities as Tier 1 capital under Federal Reserve guidelines. Because the Trust is not included in the Company’s consolidated financial statements pursuant to Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities, An Interpretation of Accounting Research Bulletin No. 51,” the Company’s financial statements will reflect a long-term liability of $10,310,000 related to the issuance of the junior subordinated debentures, and other assets of $310,000 related to the purchase by the Company of the common securities of the Trust.

The forms of the certificates (the “Certificates”) representing the trust preferred securities and the common securities of the Trust are included as Exhibits A-1 and A-2, respectively, to the Amended and Restated Declaration of Trust, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Pursuant to General Instruction F to the Securities and Exchange Commission’s Form 8-K, the Amended and Restated Declaration of Trust (including the Certificates), the Indenture and the Guarantee Agreement are filed with this Report as Exhibits 10.1, 10.2 and 10.3, respectively, and the information contained therein is incorporated into this Item 1.01 by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the information set forth above in Item 1.01 of this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Declaration of Trust, dated as of August 27, 2007, by and among the Company, as Depositor, LaSalle Bank National Association, as Institutional Trustee and Delaware Trustee, and the Administrators named therein.

10.2	Indenture, dated as of August 27, 2007, by and between the Company and LaSalle Bank National Association, as Trustee.

10.3	Guarantee Agreement, dated as of August 27, 2007, by and between the Company, as Guarantor, and LaSalle Bank National Association, as Guarantee Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: August 31, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Declaration of Trust, dated as of August 27, 2007, by and among the Company, as Depositor, LaSalle Bank National Association, as Institutional Trustee and Delaware Trustee, and the Administrators named therein.

10.2	Indenture, dated as of August 27, 2007, by and between the Company and LaSalle Bank National Association, as Trustee.

10.3	Guarantee Agreement, dated as of August 27, 2007, by and between the Company, as Guarantor, and LaSalle Bank National Association, as Guarantee Trustee.